EXHIBIT A

FITZPATRICK CONSULTING EQUITY GUARANTEE AGREEMENT

("Guarantee")

This FITZPATRICK CONSULTING EQUITY GUARANTEE AGREEMENT (this "Security Agreement"), dated as of February 14, 2022, entered into between Fitzpatrick Consulting LLC, a limited liability company organized under the laws of Puerto Rico and wholly owned by Sean Fitzpatrick (the '"Guarantor") and LifeMD, Inc. ("LifeMD"), a corporation organized under the laws of the State of Delaware (the "Lender").

WITNESSETH

WHEREAS Legalsimpli [*sic*] Software LLC—now known as WorkSimpli Software LLC as of approximately July 18, 2021—an LLC organized under the laws of Puerto Rico (collectively, the "**Company**") and Lender have entered into a Promissory Note dated October 19, 2021.

WHEREAS the Company (with Guarantor as a Co-Borrower) and Lender have entered into the First Addendum to Promissory Note, as of the First Addendum Execution Date.

WHEREAS, in order to induce Company to enter into the First Addendum to Promissory Note, Guarantor agrees to guarantee the Article A Promissory Note ($977,650.51) and the Article B Promissory Note ($4,000,000) therein, should Company Default on either or both of the aforementioned Notes.

WHEREAS Sean Fitzpatrick, President of Company, seeks to personally guarantee said aforementioned Notes with LifeMD equity held by Fitzpatrick Consulting LLC, as set forth in the Stock Option Pledge Agreement.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration—including but not limited to any future loan that Lender may extend from time to time to Company and/or to Guarantor, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

GUARANTEE

The Guarantor personally guarantees the prompt, full, and complete performance of any all existing duties and obligations of the Company to the Lender and the payment of any and all indebtedness due to the Lender by the Company, under the terms of the First Addendum to Promissory Note ("First Addendum").

Subject to the above limit, the Guarantor guarantees that the Company will promptly pay the full amount of principal and interest of the debt under the First Addendum (the "Debt") as and when the same will in any manner be or become due, either according to the terms and conditions provided by the First Addendum or upon acceleration of the payment under the First Addendum by reason of a Default.

The Guarantor agrees not to pledge, hypothecate, mortgage, sell, or otherwise transfer any of the Guarantor's assets (defined as "Collateral" in the Stock Option Pledge Agreement") without the prior written consent of Lender.

To the extent permitted by law, the Guarantor waives all defenses, counterclaims, or offsets that legally available to the Guarantor with respect to the payments of the Debt of the Company.

The Lender is hereby authorized at any time, in its sole discretion and without notice, to take, change, release or in any way deal with any security securing the Debt without in any way impairing the obligation of the Guarantor.

The Guarantee will be under no obligation to collect or protect any such security or the Debt, and its neglect or failure to collect or protect the security or the Debt is excused. Acceptance of the Guarantee is waived.

The Lender may grant extensions of time or other indulgences and others deal with the Debtor and with other parties and securities as the Lender may see fit without in any way limiting or lessening the liability of the Guarantor under First Addendum.

Any impairment of the security, which the Lender from time to time hold as security for the Debt, will no way operate to discharge the Guarantor in whole or in part, it being specifically agreed that the Lender is not required to exercise diligence to enforce its rights against the Debtor.

The Lender may release, surrender, exchange, modify, impair, or extend the periods of duration or the time for performance or payment of any collateral securing obligations of the Debtor to the Lender, and may also settled or compromise any claims of the Lender against the Debtor or against any other person or corporation whose obligation is held by the Lender as collateral security for any obligations of the Debtor or the Lender.

This Guarantee is for the use and benefit of the Lender and will also be for the use and benefit of any subsequent Lender to whom the Lender may assign this Guarantee.

The liability of the Guarantor will continue until payment is made of every obligation of the Debtor now or later incurred in connection with the Debt and until payment is made of any loss or damage incurred by the Lender with respect to any matter covered by this Guarantee or any of the First Addendum.

The Guarantor further waives all rights, but statute or otherwise, to require the Lender to institute suit against the Debtor, and to exercise diligence in enforcing this Guarantee or any other instrument.

Any and all present and future debts and liabilities of the Debtor to the Guarantor are postponed in favor of and subordinated to the full payment and performance of all present and future debts and obligations of the Debtor to the Lender. Upon and default by the Debtor under the Agreement, all present and future indebtedness of the Debtor to the Guarantor is hereby assigned to the Lender and any monies thereafter received by the Guarantor from the Debtor will be received in trust for the Lender and upon receipt are to be paid over to the Lender until such time as the Debt owed by the Debtor has been fully paid and satisfied.

The Guarantor represents that at the time of the execution and delivery of this Guarantee nothing existing to impair the effectiveness of this Guarantee.

All of the Lender's rights, powers, and remedies available under this Guarantee and under any other agreement in force now or anytime later between the Lender and the Guarantor will be cumulative and not alternative, and will be in addition to all rights, powers, and remedies given to the Lender by law or equity.

The Lender may, at its option, proceed in the first instance against the Guarantor to collect the obligations covered by this Guarantee without first proceeding against any other person, firm, or corporation and without resorting to any property held by the Lender as collateral security.

All pronouns will include masculine, feminine, and/or neuter gender, single or plural number, as the context of this Guarantee may require.

This Guarantee is made pursuant to the laws of the State of Delaware. In the event that this Guarantee must be enforced by the Lender, all reasonable costs and expenses, including attorney's fees, incurred by the Lender will be paid by the Guarantor.

The invalidity or unenforceability of any one or more phrases, sentences, clauses, or sections in this Guarantee will not affect the validity or enforceability of the remaining portions of this Guarantee or any part of this Guarantee.

No alteration or waiver of this Guarantee or of any of its terms, provisions, or conditions will be binding upon the Lender unless made in writing over the signature of the Lender or its representative.

Words of "Guarantee" contained in this Guarantee in no way diminish or impair the absolute liability created in this Guarantee.

Any notice to be given to the Guarantor may be sent by mail, telephone, email or otherwise delivered to the address provided below:

Sean Fitzpatrick
53 Calle Palmeras, Suite 802
San Juan, PR 00901
(510) 505-4131
sean@legalsimpli.com

IN WITNESS WHEREOF the Guarantor has duly affixed their signature under hand and seal, this 12th day of February, 2022.

SIGNED, SEALED, OR ATTESTED
In the presence of:

Ignacio J. Gorrin Maldonado
A NOTARY PUBLIC IN AND FOR
THE TERRITORY PUERTO RICO
My commission expires on the n/a day of
February, 2022

[signature]
Sean Fitzpatrick

Aff 6574

CERTIFICATE OF NOTARY PUBLIC

I, Ignacio J. Gorrin Maldonado, a Notary Public in and for the Territory of Puerto Rico, DO HEREBY CERTIFY that Sean Fitzpatrick, personally known to me (or satisfactorily proven) to be the same person whose name is subscribed to the foregoing Guarantee, appeared before me this day in person, and acknowledged that he/she assigned, sealed, and delivered the said instrument as his/her free and voluntary act, for the uses and purposes set forth in this Guarantee.

Given under my hand and notarial seal this 14th day of February, 2022.

[signature]
Notary Public

My Commission Expires: n/a

IGNACIO JOSE GORRIN MALDONADO
ABOGADO-NOTARIO

RECIBO
Sello
4U21-04865106
9397
01/21/2022
$5.00
Sello de Asistencia Legal
80857-2022-0121-25119095
Sello. Para solicitar reembolso acuda a Sociedad Asistencia Legal